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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. each on Form S-8 regarding the Directors' Stock Option Plan and the 1998 Equity Incentive Plan, respectively, of our report dated February 17, 2000, appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended January 1, 2000.


DELOITTE & TOUCHE LLP

San Francisco, California
March 21, 2000